UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

BOULEVARD ACQUISITION CORP II CAYMAN HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Maples Corporate Services Limited

Ugland House

South Church Street

Grand Cayman KYI-1104

Cayman Islands

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Ordinary Shares, par value $0.0001 per share	The NASDAQ Stock Market LLC

Warrants, each to purchase one Ordinary Share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-220428

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.   Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the ordinary shares (the “ordinary shares”) and warrants, each to purchase one ordinary share, of Boulevard Acquisition Corp II Cayman Holding Company (the “Registrant”). The description of the ordinary shares and warrants contained in the registration statement initially filed by the Registrant with the Securities and Exchange Commission on Form F-4 (File No. 333-220428) on September 12, 2017, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein. The Registrant intends to change its name to “Estre Ambiental, Inc.” upon closing of the proposed transaction described in the Registration Statement.

Item 2.   Exhibits

Exhibit No.	Description
2.1

Amended and Restated Business Combination Agreement, dated September 11, 2017, by and among Boulevard Acquisition Corp. II, Estre Ambiental S.A., Boulevard Acquisition Corp II Cayman Holding Company and BII Merger Sub Corp (included as Annex A to the proxy statement/prospectus, which is a part of Amendment No. 4 to the Registration Statement filed on December 8, 2017, and incorporated herein by reference).

2.2

Amendment No. 1 to the Amended and Restated Business Combination Agreement, dated December 7, 2017, by and among Boulevard Acquisition Corp. II, Estre Ambiental S.A., Boulevard Acquisition Corp II Cayman Holding Company and BII Merger Sub Corp (included as Annex H to the proxy statement/prospectus, which is a part of Amendment No. 4 to the Registration Statement filed on December 8, 2017, and incorporated herein by reference).

2.3

Amendment No. 2 to the Amended and Restated Business Combination Agreement, dated December 13, 2017, by and among Boulevard Acquisition Corp. II, Estre Ambiental S.A., Boulevard Acquisition Corp II Cayman Holding Company and BII Merger Sub Corp (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Boulevard Acquisition Corp. II filed with the Securities and Exchange Commission on December 18, 2017).

3.1

Form of Amended and Restated Memorandum and Articles of Association of Estre Ambiental, Inc. (included as Annex B to the proxy statement/prospectus, which is a part of Amendment No. 4 to the Registration Statement filed on December 8, 2017, and incorporated herein by reference).

4.1	Specimen Ordinary Share Certificate of Estre Ambiental, Inc. (incorporated by reference to Exhibit 4.1 included with Amendment No. 3 to the Registration Statement filed on December 4, 2017).
4.3

Warrant Agreement between Boulevard Acquisition Corp. II and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by Boulevard Acquisition Corp. II on September 28, 2015).

4.5

Form of Assignment, Assumption and Amendment Agreement by and among Boulevard Acquisition Corp. II, Boulevard Acquisition Corp II Cayman Holding Company and Continental Stock Transfer & Trust Company (included as Exhibit E to Annex A to the proxy statement/prospectus, which is a part of Amendment No. 4 to the Registration Statement filed on December 8, 2017, and incorporated herein by reference).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 21, 2017	Boulevard Acquisition Corp II Cayman Holding Company

	By:	/s/ David Phillips
David Phillips
Chief Executive Officer, Chief Financial Officer and Director

[Signature Page to Form 8-A]

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